Exhibit 24

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors and the Principal Financial and Accounting Officer of MINNESOTA MINING AND
MANUFACTURING COMPANY, a Delaware corporation, hereby constitute and appoint Livio D. DeSimone, Robert J. Burgstahler, John J. Ursu, Roger P. Smith, Janet L. Yeomans and Gregg M. Larson, or any of them, their true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for them and in their name, place, and stead, in any and all capacities, to do any and all acts and things and execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable MINNESOTA MINING AND MANUFACTURING COMPANY to comply with the Securities Act of 1933, as amended, to file a registration statement  or  statements  covering  not  to  exceed  1,600,000  shares  of outstanding common stock of this Corporation which may be issued in connection with the acquisition Robinson Nugent, Inc. and any and all registration and/or qualification (or exemption therefrom) of the Corporation's common stock for issue, offer, sale, or trade under the Blue Sky or securities laws of any of the states of the United States of America or the District of Columbia and in connection therewith to prepare, execute, certify, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process, and all other documents or instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain such registration or qualification for as long as they deem necessary or as required by law, and that this Board of Directors hereby adopts the form of any and all resolutions required by any such state authority to be filed in connection with any such application, report, consent to service of process, appointment of attorneys to receive service of process or other document or instrument if (1) in the opinion of the officer so acting, the adoption of such resolution is necessary or advisable, and (2) the Secretary evidences such adoption by filing with the minutes of this meeting copies of such resolutions, which shall thereupon be deemed to be adopted by this Board of Directors and incorporated in the minutes as part of this resolution with the same force and effect as if presented and adopted at this meeting.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 14th day of August, 2000.

       /s/ Livio D. DeSimone                      /s/ Robert J. Burgstahler
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Livio D. DeSimone, Chairman of the           Robert J. Burgstahler, Vice
Board and Chief Executive Officer,           President, Principal Accounting
Director                                     Officer


       /s/ Linda G. Alvarado                      /s/ Rozanne L. Ridgway
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Linda G. Alvarado, Director                  Rozanne L. Ridgway, Director


       /s/ Ronald O. Baukol                       /s/ Frank Shrontz
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Ronald O. Baukol, Director                   Frank Shrontz, Director


       /s/ Edward M. Liddy                        /s/ F. Alan Smith
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Edward M. Liddy, Director                    F. Alan Smith, Director


       /s/ Aulana L. Peters
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Aulana L. Peters, Director